Exhibit 10.31
AMENDMENT NO. 4
TO CON-WAY INC.
2005 DEFERRED COMPENSATION PLAN FOR EXECUTIVES
The Con-way Inc. 2006 Deferred Compensation Plan for Executives (as heretofore amended from time to time, the “Plan”) is hereby amended as follows:
1. Amendments. Section 3 of the Plan specifies when deferral elections must be made. Sections 3.3(b) and 3.3(c) are hereby amended as follows in order to make clear that, for Participants with Plan Entry Dates other than January 1, deferral elections must be made prior to the Plan Entry Date applicable to that Participant.
3.3(b) Annual Bonus Deferrals. The Participant may make a deferral election for Annual Bonus earned in a given year by delivering to the Committee a completed and signed Election Form prior to the Plan Entry Date applicable to that Participant for that year, provided the Plan Entry Date is not later than July 1.
3.3(c) Value Management Award Deferrals. The Participant may make a Value Management Award deferral election with respect to an award cycle beginning in a given year by delivering to the Committee a completed and signed Election Form prior to the Plan Entry Date applicable to that Participant for that year, provided the Plan Entry Date is not later than July 1.
2. Effective Date. The effective date of this Amendment No. 4 is June 25, 2006.

CON-WAY INC.

By:	/s/ Jennifer W. Pileggi
Jennifer W. Pileggi
Senior Vice President,
General Counsel and Corporate Secretary

Date: June 25, 2006